UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2006

Lightstone Value Plus Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-117367	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

326 Third Street
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On November 1, 2006, Lightstone Value Plus REIT LP (the “Partnership”), the operating partnership of Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Registrant”), made a deposit of $250,000 in an escrow account, indicating its commitment to purchase a retail shopping mall located in Omaha, Nebraska (the “Property”). The deposit was made after completion of due diligence pursuant to an agreement (the “Agreement”), executed on September 20, 2006, to purchase the Property from Oakview Plaza North, LLC (“Oakview”), Frank R. Krejci, Vera Jane Krejci, George W. Venteicher and Susan J. Venteicher (Oakview, Mr. and Mrs. Krejci and Mr. and Mrs. Venteicher, collectively, “Seller”), each an unaffiliated third party.

The Property is a retail center consisting of three single-story retail buildings, located on approximately 19.6 acres of land and containing approximately 177,303 rentable square feet. The contract price for the Property is $32,600,000, excluding closing costs.

Subject to Oakview’s development and leasing of an additional 2.1 acre parcel of land (the “Option Land”) located immediately adjacent to the Property, the Partnership will be required to subsequently purchase the Option Land upon the commencement of rent under the lease for the Option Land. The contract price for the fully improved and leased Option Land will be determined by dividing the first full year of base rent payments by 9.5%. In the event that it receives notice that Oakview is not successful in negotiating the improvement and leasing of the Option Land, the Partnership will have 30 days to purchase the unimproved Option Land from Oakview for a fixed contract price of $650,000.

The Partnership made an initial earnest money deposit of $500,000 on September 25, 2006, the effective date of the Agreement. Although the Seller has satisfied the due diligence condition contained in the Agreement and the November 1 escrow deposit indicated the Partnership’s commitment to purchase the Property, its obligation to do so remains subject to the remaining conditions contained in the contract and we cannot make any assurances that the closing will occur.

In evaluating the Property as a potential acquisition and determining the appropriate amount of consideration to be paid for the Property, we have considered a variety of factors, including the Property’s location, demographics, quality of tenants, duration of in-place leases, strong occupancy and the fact that the overall rental rate at the Property is comparable to market rates. We believe the Property is well located, has acceptable roadway access and is well maintained. The Property is subject to competition from similar properties within its market area, and economic performance could be affected by changes in local economic conditions.

The proposed purchase of the Option Land represents an opportunity for improved economic performance once the parcel is developed and leased by either Oakview or the Partnership. Despite such potential, our investment decision was made assuming the Option Land would not be developed and pre-leased prior to the Partnership’s purchase of the Property. We did not consider any other factors material or relevant to the decision to acquire this property.

Item 9.01     Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit Number	Description
10.1	Purchase and Sale Agreement relating to the Property

10.2	First Amendment to Purchase and Sale Agreement

10.3	Second Amendment to Purchase and Sale Agreement

10.4	Third Amendment to Purchase and Sale Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: November 6, 2006	By:	/s/ Michael Schurer
Michael Schurer
Chief Financial Officer and Treasurer